Exhibit 99-n





               SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C.  20549



                            FORM 11-K




(Mark One)

[X] ANNUAL REPORT PURSUANT TO SECTION 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934 (FEE REQUIRED) for the fiscal year ended December 31, 1993

                               OR

[ ] TRANSITION REPORT PURSUANT TO SECTION 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934 (NO FEE REQUIRED) for the transition period from
     ____________________ to ____________________



COMMISSION FILE NUMBER 1-9941




                        PSI ENERGY, INC.
                 EMPLOYEES' 401(k) SAVINGS PLAN
                    (Full title of the plan)





                       PSI RESOURCES, INC.
  (Name of issuer of the securities held pursuant to the plan)







                      1000 East Main Street
                   Plainfield, Indiana  46168
            (Address of principal executive offices)

                    FINANCIAL STATEMENTS AND EXHIBITS



                                                                      Page No.

(a)  Financial Statements
     Report of Independent Public Accountants                             3
     Statement of Financial Condition as of
          December 31, 1993                                             4-4a
     Statement of Financial Condition as of
          December 31, 1992                                             5-5a
     Statement of Income and Other Changes in Plan Equity
          for the Year Ended December 31, 1993                          6-6a
     Statement of Income and Other Changes in Plan Equity
          for the Year Ended December 31, 1992                          7-7a
     Statement of Income and Other Changes in Plan Equity
          for the Year ended December 31, 1991                          8-8a
     Notes to Financial Statements                                      9-16
     Financial Statement Schedules (As Required By The Employee
          Retirement Income Security Act)
          Schedule I  - Schedule of Assets Held For Investment
                        Purposes - December 31, 1993                     17
          Schedule I  - Schedule of Assets Held For Investment
                        Purposes - December 31, 1992                     18
          Schedule II - Schedule of Reportable Transactions,
                        December 31, 1993                                19


(b)  Exhibits
     1)  Consent of Independent Public Accountants

            REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS


To the Plan Administrator of
the PSI Energy, Inc. Employees'
401(k) Savings Plan:

We have audited the accompanying statements of financial condition of the PSI ENERGY, INC. EMPLOYEES' 401(k) SAVINGS PLAN as of December 31, 1993 and 1992, and the related statements of income and other changes in plan equity for each of the three years in the period ended December 31, 1993. These financial statements and the schedules referred to below are the responsibility of the Plan Administrator. Our responsibility is to express an opinion on these financial statements and schedules based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by the Plan Administrator, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Plan as of December 31, 1993 and 1992, and the results of its operations and changes in plan equity for each of the three years in the period ended December 31, 1993, in conformity with generally accepted accounting principles.

Our audits were made for the purpose of forming an opinion on the basic financial statements taken as a whole. Schedules I and II are presented for the purpose of complying with the Department of Labor Rules and Regulations for Reporting and Disclosure under the Employee Retirement Income Security Act of 1974 and are not a required part of the basic financial statements. These schedules have been subjected to the auditing procedures applied in the audit of the basic financial statements and, in our opinion, are fairly stated in all material respects, in relation to the basic financial statements taken as a whole.



ARTHUR ANDERSEN & CO.
Indianapolis, Indiana,
April 1, 1994

                                     PSI ENERGY, INC.
                              EMPLOYEES' 401(k) SAVINGS PLAN
                             STATEMENT OF FINANCIAL CONDITION
                                  AS OF DECEMBER 31, 1993


                      Aggressive                                         Money
                        Equity     Conservative   Balanced     Bond      Market
                         Fund       Equity Fund     Fund       Fund       Fund     Income Fund  Stock Fund
ASSETS
  Investments
    (Schedule I)      $16,644,317   $8,031,599   $2,664,054  $947,394  $7,093,553  $      -     $23,886,746


  Contributions
   receivable
   (Note E):
    Participants           93,544       46,320       20,568     8,179      33,515         -          15,407
    PSI Energy, Inc.         -            -            -         -           -            -         974,701

                           93,544       46,320       20,568     8,179      33,515         -         990,108


NET ASSETS            $16,737,861   $8,077,919   $2,684,622  $955,573  $7,127,068  $      -     $24,876,854


PLAN EQUITY           $16,737,861   $8,077,919   $2,684,622  $955,573  $7,127,068  $      -     $24,876,854



        The accompanying notes are an integral part of these financial statements.


                                        Page 1 of 2
/TABLE

                                     PSI ENERGY, INC.
                              EMPLOYEES' 401(k) SAVINGS PLAN
                             STATEMENT OF FINANCIAL CONDITION
                                  AS OF DECEMBER 31, 1993


                                      Total
                      Participant   Combined
                       Loan Fund      Funds
ASSETS
  Investments
    (Schedule I)       $1,647,447  $60,915,110


  Contributions
   receivable
   (Note E):
    Participants             -         217,533
    PSI Energy, Inc.         -         974,701

                             -       1,192,234


NET ASSETS             $1,647,447  $62,107,344


PLAN EQUITY            $1,647,447  $62,107,344



        The accompanying notes are an integral part of these financial statements.




                                        Page 2 of 2
/TABLE

                                     PSI ENERGY, INC.
                              EMPLOYEES' 401(k) SAVINGS PLAN
                             STATEMENT OF FINANCIAL CONDITION
                                  AS OF DECEMBER 31, 1992


                      Aggressive                             Money
                        Equity     Conservative    Bond      Market
                         Fund       Equity Fund    Fund       Fund     Income Fund  Stock Fund
ASSETS
  Investments
    (Schedule I)      $11,253,476   $5,383,936   $572,481  $6,721,339   $1,897,125  $14,876,867


  Contributions
   receivable
   (Note E):
    Participants           80,194       39,828      7,366      49,036         -          11,479
    PSI Energy, Inc.         -            -          -           -            -         699,499

                           80,194       39,828      7,366      49,036         -         710,978


NET ASSETS            $11,333,670   $5,423,764   $579,847  $6,770,375   $1,897,125  $15,587,845


PLAN EQUITY           $11,333,670   $5,423,764   $579,847  $6,770,375   $1,897,125  $15,587,845



        The accompanying notes are an integral part of these financial statements.




                                        Page 1 of 2
/TABLE

                                     PSI ENERGY, INC.
                              EMPLOYEES' 401(k) SAVINGS PLAN
                             STATEMENT OF FINANCIAL CONDITION
                                  AS OF DECEMBER 31, 1992


                                      Total
                      Participant   Combined
                       Loan Fund      Funds
ASSETS
  Investments
    (Schedule I)       $1,393,631  $42,098,855


  Contributions
   receivable
   (Note E):
    Participants             -         187,903
    PSI Energy, Inc.         -         699,499

                             -         887,402


NET ASSETS             $1,393,631  $42,986,257


PLAN EQUITY            $1,393,631  $42,986,257



        The accompanying notes are an integral part of these financial statements.




                                        Page 2 of 2
/TABLE

                                     PSI ENERGY, INC.
                              EMPLOYEES' 401(k) SAVINGS PLAN
                   STATEMENT OF INCOME AND OTHER CHANGES IN PLAN EQUITY
                           FOR THE YEAR ENDED DECEMBER 31, 1993
                                Aggressive                                         Money
                                  Equity    Conservative   Balanced     Bond       Market
                                   Fund      Equity Fund     Fund       Fund        Fund     Income Fund
Investment income
  Interest                     $      -     $      -      $     -     $   -     $      -     $      -
  Dividends                      1,499,054      273,656      142,132    60,991      225,658

Realized gains
  on disposition of
  assets (Note F)                   87,270       39,379        2,816     3,716         -            -

Unrealized appreciation
  of assets (Note G)             1,366,410      947,898      186,185     4,249         -            -
                                 2,952,734    1,260,933      331,133    68,956      225,658         -
Contributions
  (Notes D and E)
    Participants                 2,282,334    1,151,223      392,055   241,415    1,023,442         -
    PSI Energy, Inc.                  -            -            -         -            -            -
    Rollovers                       59,194       25,674       15,761     6,235        7,641         -

Transfers (to)/from
  Union Employees' 401(k)
  Savings Plan, net                 39,774       23,521        7,091    (1,391)      12,123         -

Withdrawals                       (225,470)    (100,168)      (1,588)   (3,262)    (230,572)
                                 2,155,832    1,100,250      413,319   242,997      812,634         -

Transfers between
  funds                            295,625      292,972    1,940,170    63,773     (681,599)  (1,897,125)

Income and other changes
  in Plan equity
  for the year                   5,404,191    2,654,155    2,684,622   375,726      356,693   (1,897,125)

Plan equity at beginning
  of the year                   11,333,670    5,423,764         -      579,847    6,770,375    1,897,125

Plan equity at end of
  the year                     $16,737,861   $8,077,919   $2,684,622  $955,573  $ 7,127,068  $      -


        The accompanying notes are an integral part of these financial statements.

                                        Page 1 of 2
/TABLE

                                     PSI ENERGY, INC.
                              EMPLOYEES' 401(k) SAVINGS PLAN
                   STATEMENT OF INCOME AND OTHER CHANGES IN PLAN EQUITY
                           FOR THE YEAR ENDED DECEMBER 31, 1993
                                                            Total
                                            Participant   Combined
                                Stock Fund   Loan Fund      Funds
Investment income
  Interest                     $      -      $  101,606  $   101,606
  Dividends                        952,745         -       3,154,236

Realized gains
  on disposition of
  assets (Note F)                  145,377         -         278,558

Unrealized appreciation
  of assets (Note G)             5,216,300         -       7,721,042
                                 6,314,422      101,606   11,255,442
Contributions
  (Notes D and E)
    Participants                   347,787         -       5,438,256
    PSI Energy, Inc.             3,178,973         -       3,178,973
    Rollovers                       15,981         -         130,486

Transfers (to)/from
  Union Employees' 401(k)
  Savings Plan, net                102,633         -         183,751

Withdrawals                       (504,761)        -      (1,065,821)
                                 3,140,613         -       7,865,645

Transfers between
  funds                           (166,026)     152,210         -

Income and other changes
  in Plan equity
  for the year                   9,289,009      253,816   19,121,087

Plan equity at beginning
  of the year                   15,587,845    1,393,631   42,986,257

Plan equity at end of
  the year                     $24,876,854   $1,647,447  $62,107,344


        The accompanying notes are an integral part of these financial statements.

                                        Page 2 of 2


                                     PSI ENERGY, INC.
                              EMPLOYEES' 401(k) SAVINGS PLAN
                   STATEMENT OF INCOME AND OTHER CHANGES IN PLAN EQUITY
                           FOR THE YEAR ENDED DECEMBER 31, 1992
                                 Aggressive                            Money
                                   Equity    Conservative    Bond      Market
                                    Fund      Equity Fund    Fund       Fund     Income Fund
Investment income
    Interest                    $      -      $     -      $   -     $     -      $  154,229
    Dividends                     1,486,614      172,825     27,286     238,760         -

Realized gains/(losses)
  on disposition of
  assets (Note F)                   (17,967)      12,474     (1,136)       -            -

Unrealized appreciation
  (depreciation) of
  assets (Note G)                  (760,428)     430,566     (5,450)       -            -
                                    708,219      615,865     20,700     238,760      154,229
Contributions
  (Notes D and E)
    Participants                  1,919,757      934,780    140,819   1,319,249         -
    PSI Energy, Inc.                   -            -          -           -            -
    Rollovers                       162,774       93,443     24,310       4,445         -

Transfers (to)/from
  Union Employees' 401(k)
  Savings Plan, net                  (8,111)     (14,610)       131       5,229        3,252

Withdrawals                         (72,928)     (66,821)   (60,089)   (138,785)     (49,533)
                                  2,001,492      946,792    105,171   1,190,138      (46,281)

Transfers between
  funds                             451,042      300,495    453,976     232,727   (1,293,753)

Income and other changes
  in Plan equity
  for the year                    3,160,753    1,863,152    579,847   1,661,625   (1,185,805)

Plan equity at beginning
  of the year                     8,172,917    3,560,612       -      5,108,750    3,082,930

Plan equity at end of
  the year                      $11,333,670   $5,423,764   $579,847  $6,770,375   $1,897,125

        The accompanying notes are an integral part of these financial statements.

                                        Page 1 of 2
/TABLE

                                     PSI ENERGY, INC.
                              EMPLOYEES' 401(k) SAVINGS PLAN
                   STATEMENT OF INCOME AND OTHER CHANGES IN PLAN EQUITY
                           FOR THE YEAR ENDED DECEMBER 31, 1992
                                                             Total
                                             Participant   Combined
                                 Stock Fund   Loan Fund      Funds
Investment income
    Interest                    $      -      $   86,181  $   240,410
    Dividends                       696,720         -       2,622,205

Realized gains/(losses)
  on disposition of
  assets (Note F)                   (15,282)        -         (21,911)

Unrealized appreciation
  (depreciation) of
  assets (Note G)                 1,866,481         -       1,531,169
                                  2,547,919       86,181    4,371,873
Contributions
  (Notes D and E)
    Participants                    289,812         -       4,604,417
    PSI Energy, Inc.              2,667,001         -       2,667,001
    Rollovers                         7,241         -         292,213

Transfers (to)/from
  Union Employees' 401(k)
  Savings Plan, net                  26,951         -          12,842

Withdrawals                        (218,909)        -        (607,065)
                                  2,772,096         -       6,969,408

Transfers between
  funds                            (570,934)     426,447         -

Income and other changes
  in Plan equity
  for the year                    4,749,081      512,628   11,341,281

Plan equity at beginning
  of the year                    10,838,764      881,003   31,644,976

Plan equity at end of
  the year                      $15,587,845   $1,393,631  $42,986,257

        The accompanying notes are an integral part of these financial statements.

                                        Page 2 of 2
/TABLE

                                     PSI ENERGY, INC.
                              EMPLOYEES' 401(k) SAVINGS PLAN
                   STATEMENT OF INCOME AND OTHER CHANGES IN PLAN EQUITY
                           FOR THE YEAR ENDED DECEMBER 31, 1991

                                Aggressive                  Money
                                  Equity    Conservative    Market
                                   Fund      Equity Fund     Fund     Income Fund  Stock Fund
Investment income
    Interest                    $     -      $     -      $     -     $   247,409  $      -
    Dividends                      697,925      140,773      246,098         -         533,438

Realized gains on disposition
  of assets (Note F)                84,613       19,810         -            -             641

Unrealized appreciation
  of assets
  (Note G)                       1,336,892      533,871         -            -         435,361
                                 2,119,430      694,454      246,098      247,409      969,440

Contributions
  (Notes D and E)
    Participants                 1,382,172      684,093    1,470,355         -         287,573
    PSI Energy, Inc.                  -            -            -            -         626,146

Transfers from Union
  Employees' 401(k)
  Savings Plan, net                 11,513        9,614       11,487        5,309       28,329

Withdrawals                        (88,625)     (27,573)     (85,040)     (86,842)    (281,451)
                                 1,305,060      666,134    1,396,802      (81,533)     660,597

Transfers between funds            (24,378)      72,112    1,655,448   (1,675,674)    (236,779)

Income and other changes
  in Plan equity
  for the year                   3,400,112    1,432,700    3,298,348   (1,509,798)   1,393,258

Plan equity at beginning
  of the year                    4,772,805    2,127,912    1,810,402    4,592,728    9,445,506

Plan equity at end of
  the year                      $8,172,917   $3,560,612   $5,108,750  $ 3,082,930  $10,838,764


        The accompanying notes are an integral part of these financial statements.

                                        Page 1 of 2
/TABLE

                                     PSI ENERGY, INC.
                              EMPLOYEES' 401(k) SAVINGS PLAN
                   STATEMENT OF INCOME AND OTHER CHANGES IN PLAN EQUITY
                           FOR THE YEAR ENDED DECEMBER 31, 1991

                                                Total
                                Participant   Combined
                                 Loan Fund      Funds
Investment income
    Interest                      $ 62,681   $   310,090
    Dividends                         -        1,618,234

Realized gains on disposition
  of assets (Note F)                  -          105,064

Unrealized appreciation
  of assets
  (Note G)                            -        2,306,124
                                    62,681     4,339,512

Contributions
  (Notes D and E)
    Participants                      -        3,824,193
    PSI Energy, Inc.                  -          626,146

Transfers from Union
  Employees' 401(k)
  Savings Plan, net                   -           66,252

Withdrawals                           -         (569,531)
                                      -        3,947,060

Transfers between funds            209,271          -

Income and other changes
  in Plan equity
  for the year                     271,952     8,286,572

Plan equity at beginning
  of the year                      609,051    23,358,404

Plan equity at end of
  the year                        $881,003   $31,644,976


        The accompanying notes are an integral part of these financial statements.

                                        Page 2 of 2
/TABLE

                        PSI ENERGY, INC.
                 EMPLOYEES' 401(k) SAVINGS PLAN
                  NOTES TO FINANCIAL STATEMENTS


Note A - Plan Description:

         The PSI Energy, Inc. Employees' 401(k) Savings Plan (Plan) is a defined contribution plan for PSI Energy, Inc. (Energy) non-union employees who meet minimum age and service requirements. The Plan is subject to the provisions of the Employee Retirement Income Security Act of 1974. The administrative expenses of the Plan are paid by Energy. Further details of the Plan are provided in the Summary
         Plan Description which has been distributed to all Plan participants.

         On July 1, 1993, U.S. Trust Company of California, N.A. was named the Trustee of the Plan.

Note B - Accounting Principles:

         The accounts of the Plan are maintained on an accrual basis. Assets of the Plan are valued at current market value. Requests for withdrawal received but not yet processed by the Plan have not been reflected in the financial statements. There were no such requests in 1993, but there was a total of $3,449 for 1992.

Note C - Income Tax Status:

         Energy intends to file with the Internal Revenue Service, an initial request for determination that the Plan is a qualified plan under Section 401(a) and the trust is exempt from Federal income tax under Section 501(a) of the Internal Revenue Code of 1986 (Code). Energy intends to make any additional amendments to the Plan which may be required by the Internal Revenue Service as a condition to the issuance of such a determination letter. The discussion of Federal income tax effect to participants that follows assumes a favorable determination by the Internal Revenue Service regarding qualification of the Plan.

              Federal Income Tax Effect to Participants

                   a.  General

                   Qualification of the Plan under Section 401(a) of the Code means that a participant is not subject to Federal income taxes on amounts contributed to the participant's Deferred Compensation Account (pre-tax participant contributions), Company Matching Account (Energy contributions) and Incentive Matching Account (Energy contributions based on meeting certain corporate goals), or earnings thereon, until such amounts are distributed to the participant or to a beneficiary in the event of the participant's death. Contributions to the participant's Deferred Compensation Account are subject to Federal employment (FICA) taxes and may be subject to certain state and local income taxes.

                   b.  Contributions to Participants' Accounts

                   Contributions to a participant's Deferred Compensation Account reduce the amount of compensation subject to Federal income tax to the extent of the contributions. The Code limits the average of the percentages of annual compensation deferred under the Plan by "highly compensated employees" to a certain multiple of the average of the percentages of annual compensation deferred by eligible employees who are not "highly compensated employees." The total of a participant's Deferred Compensation Contributions under the Plan plus, in the case of a participant who during the year was also employed by an organization other than Energy, all similar contributions made by or for the participant under a comparable plan maintained by such other employer cannot exceed $7,000, as adjusted under Code Section 415(g)(5) beginning January 1, 1988 (the applicable amount for 1993 is $8,994). The Plan also permits participants to make After-Tax contributions to the Plan. The sum of all contributions (including contributions to a participant's Deferred Compensation Account, Company Matching Account, Incentive Matching Account and After-Tax Contribution Account under the Plan) to all qualified defined contribution plans and qualified defined benefit plans maintained by Energy cannot exceed the lesser of (i) 25% of the participant's earnings for the Plan year or (ii) $30,000 or, if greater, one-fourth of the dollar limitation then in effect pursuant to Code Section 415(d) or allowable under Code Section 415(c)(6).

                   c.  Penalty Tax on Distributions Before Age 59 1/2

                   If, prior to age 59 1/2, a distribution is received from the participant's Deferred Compensation Account, Company Matching Account or Incentive Matching Account, such distribution is taxed as ordinary income and may be subject to an additional 10% penalty tax unless one of the statutory exceptions to such penalty tax applies. Similarly, distributions prior to age 59 1/2 from a participant's After-Tax Contribution Account must include a prorated portion of earnings. Such earnings are taxed as ordinary income and may be subject to the 10% penalty tax unless one of the statutory exceptions to the penalty tax applies. Distributions made after age 59 1/2 from a participant's Deferred Compensation Account, Company Matching Account or Incentive Matching Account are taxed as ordinary income. Distributions made after age 59 1/2 from a participant's After-Tax Contribution Account must include a prorated portion of earnings and such earnings are taxed as ordinary income.

                   d.  Distribution Upon Disability or Termination of
                       Employment

                   The Plan provides that distribution upon disability, retirement, death, or termination of employment may be made in a lump sum or in a series of equal annual installments over a period not to exceed the lesser of 10 years, the participant's life expectancy, or the joint life expectancy of the participant and the participant's beneficiary. If the distribution is made in a lump sum, the entire amount distributed from a participant's Deferred Compensation Account, Company Matching Account or Incentive Matching Account, or the amount of earnings distributed from the After-Tax Contribution

        Account, may qualify for special rules applicable to lump sum distributions. Otherwise, such amount is taxed as ordinary income. The qualifying amount of the lump sum distribution may be eligible in certain circumstances for 5-year or 10-year averaging. If a lump sum distribution from the Plan includes shares of PSI Resources, Inc. (Resources) Common Stock, taxation of such distribution is deferred until the recipient makes a taxable disposition of the shares.

                   If the distribution of a participant's Deferred Compensation Account, Company Matching Account or Incentive Matching Account is made in installments, then each payment is taxed as ordinary income. If the distribution of a participant's After-Tax Contribution Account is made in installments, then the portion of each payment representing earnings is taxed as ordinary income. If an installment payment includes shares of Resources Common Stock, taxation of such distribution is deferred until the recipient makes a taxable disposition of the shares.

                   e.  Rollover of a Distribution

                   If a distribution is made in a lump sum, the participant may, under certain circumstances, roll over to a qualified employee benefit trust described in Section 401(a) of the Code or an individual retirement account described in Section 408 of the Code the entire amount distributed from his Deferred Compensation Account, Company Matching Account or Incentive Matching Account, or the amount of earnings distributed from his After-Tax Contribution Account. If a participant's spouse receives a lump sum distribution as a result of the participant's death, the spouse may defer taxation of the entire amount distributed from the participant's Deferred Compensation Account, Company Matching Account or Incentive Matching Account, or the amount of earnings distributed from the participant's After-Tax Contribution Account, to the extent that such amount is contributed to an individual retirement account in accordance with applicable law.

                   f.  Withholding Requirements

                   Effective January 1, 1993, the Unemployment Compensation Amendments Act of 1992 requires income tax withholding at a rate of 20% for any eligible rollover distribution that is not directly transferred to another qualified plan or Individual Retirement Account. This withholding requirement may not be waived by the participant receiving the distribution. Required distributions received because a participant has reached age 70 1/2 are not subject to the 20% withholding requirement.

Note D - Investment Programs:

         The investment programs of the Plan are as follows:

         Participant contributions - Upon enrollment or re-enrollment, participants shall direct that their contributions, including any rollover contributions, be invested in one or more of the following investment options:

         -   Aggressive Equity Fund

             The Aggressive Equity Fund invests in equities, bonds, governmental notes or instruments, or mutual funds or pooled funds investing in such securities, as determined by Energy, with the principal purpose of seeking maximum appreciation in value.

         -   Conservative Equity Fund

             The Conservative Equity Fund invests in equities, bonds, governmental notes or instruments, or mutual funds or pooled funds investing in such securities, as determined by Energy, with the principal purpose of matching or exceeding the performance of a recognized index of stocks or securities.

         -   Balanced Fund

             Effective January 1, 1993, the Balanced Fund was established to invest in equities, bonds and short-term instruments, as determined by Energy, with the principal purpose of reducing risk over the long term by diversifying holdings among the three asset groups and within the groups.

         -   Bond Fund

             Effective January 1, 1992, the Bond Fund was established to invest in securities that include obligations of the U.S. Treasury, U.S. Agencies, corporations, mortgage-backed obligations, and U.S. dollar-denominated obligations of foreign governments with the principal purpose of seeking current income consistent with the preservation of capital.

         -   Income Fund

             The Income Fund consists of one or more savings or group annuity contracts with stated or variable interest rates. Contributions and transfers to this Fund ceased as of December 31, 1989. Repayments of loans originally made from this Fund are now reflected in the Money Market Fund. The last contract in this Fund expired December 31, 1992, and those assets were transferred to the Money Market Fund at that time.

         -   Stock Fund

             The Stock Fund invests primarily in common stock of PSI Resources, Inc., the parent company of Energy.

         -   Money Market Fund

             The Money Market Fund invests in high quality money market instruments including certificates of deposit, commercial paper, short-term corporate and U.S. Government obligations and bankers' acceptances issued by major banks. The purpose of the Fund is to seek high money market yields while maintaining preservation of capital.

         Energy contributions - Energy provides a discretionary matching contribution as determined by Energy's Board of Directors. The matching percentage and the maximum percentage of compensation to be used in the calculation of the matching contributions will be determined by Energy's Board of Directors with respect to each plan year. Matching contributions are vested immediately. All Energy contributions are invested in the Stock Fund; however, participants may elect to transfer funds from the Stock Fund into another fund as described above, if the Stock Fund investments were contributed prior to January 1, 1992. On January 1, 1992, Energy's Board of Directors approved an increase in the matching contributions and also approved an incentive matching contribution if Energy meets certain goals established by the Board. The matching and incentive matching funds contributed after January 1, 1992 must remain in the Stock Fund until the participant reaches age 55.

         The number of Plan participants invested in each fund was as follows:

                                                       December 31,
                                                      1993       1992

         Aggressive Equity Fund                      1,698      1,489

         Conservative Equity Fund                    1,288      1,118

         Balanced Fund                                 534       -

         Bond Fund                                     370        268

         Money Market Fund                           1,202      1,297

         Income Fund                                  -         1,119

         Stock Fund                                  2,293      2,081

Note E - Contributions Receivable:

         Amounts include investments made in the month subsequent to the date of the financial statements of $314,321 and $275,755 for 1993 and 1992, respectively, and the incentive matching contribution of $877,913 and $611,647 for 1993 and 1992, respectively.

Note F - Realized Gains on Disposition of Assets:

         The change in market value from the beginning of the year to the date of sale for investments sold during the year is reported separately as Realized gains on disposition of assets in the Statements of Income and Other Changes in Plan Equity.  The net realized gain or loss on investments sold for 1993, 1992 and 1991 is as follows:
                      Aggressive  Conservative  Balanced    Bond    Money Market    Stock
1993                 Equity Fund   Equity Fund    Fund      Fund        Fund         Fund
Proceeds of Sale     $   974,716    $  500,050  $ 70,258  $145,939   $3,187,024   $  951,324

Cost of Assets           887,446       460,671    67,442   142,223    3,187,024      805,947

Realized Gains on
  Disposition of
  Assets             $    87,270    $   39,379  $  2,816  $  3,716   $     -      $  145,377


                      Aggressive  Conservative    Bond    Money Market    Income      Stock
1992                 Equity Fund   Equity Fund    Fund        Fund         Fund       Fund

Proceeds of Sale     $   569,976    $  335,854  $ 74,383   $1,415,403   $1,343,286  $955,441

Cost of Assets           587,943       323,380    75,519    1,415,403    1,343,286   970,723

Realized Gains/(Losses)
  on Disposition
  of Assets          $   (17,967)   $   12,474  $ (1,136)  $     -      $     -     $(15,282)


                      Aggressive  Conservative  Money Market    Income      Stock
1991                 Equity Fund   Equity Fund      Fund         Fund       Fund

Proceeds of Sale     $   546,287    $  170,381    $526,854    $1,777,067  $677,179

Cost of Assets           461,674       150,571     526,854     1,777,067   676,538

Realized Gains on
  Disposition of
  Assets             $    84,613    $   19,810    $   -       $     -     $    641

         For purposes of calculating realized gains, the cost of the asset represents the market value of that asset at the beginning of the year.
/TABLE

Note G - Unrealized Appreciation (Depreciation) of Assets:

         The unrealized appreciation (depreciation) of assets included in the
         Plan equity is as follows:
                                                                                                Total
                                     Aggressive  Conservative  Balanced    Bond      Stock      Combined
                                    Equity Fund   Equity Fund    Fund      Fund      Fund         Funds
Balance as of December 31, 1990     $    92,228    $ (429,293) $   -     $  -     $  162,347  $  (174,718)

Realized gains/(losses) on
  investments sold in prior
  years                                (217,009)        4,458      -        -       (139,840)    (352,391)

Adjusted balance as of
  December 31, 1990                    (124,781)     (424,835)     -        -         22,507     (527,109)

Change for 1991                       1,336,892       533,871      -        -        435,361    2,306,124

Less previously recorded
  unrealized appreciation
  (depreciation) on investments
  sold during the year                  (25,994)      (27,577)     -        -         71,964       18,393

Balance as of December 31, 1991       1,238,105       136,613      -        -        385,904    1,760,622

Change for 1992                        (760,428)      430,566      -      (5,450)  1,866,481    1,531,169

Less previously recorded
  unrealized appreciation
  on investments sold
  during the year                        66,000        10,518      -       1,333      55,214      133,065

Balance as of December 31, 1992         411,677       556,661      -      (6,783)  2,197,171    3,158,726

Change for 1993                       1,366,410       947,898   186,185    4,249   5,216,300    7,721,042

Less previously recorded
  unrealized appreciation
  (depreciation) on investments
  sold during the year                    9,064        36,312       599   (2,444)    125,084      168,615

Balance as of December 31, 1993     $ 1,769,023    $1,468,247  $185,586  $   (90) $7,288,387  $10,711,153
/TABLE

Note H - Party-in-Interest and Reportable Transactions:

         There were no party-in-interest transactions during 1993, 1992 or 1991. See Schedule II for a Summary of Reportable
         Transactions.

Note I - Participant Loan Fund:

         The Plan permits participants to borrow from their Deferred Compensation Account and ESOP rollover account subject to Department of Labor regulations. A participant may have up to three loans outstanding at any one time. Participants select the repayment period, not to exceed 54 months. The annual interest rate is determined using comparable factors applied by commercial banks in making loan decisions. The maximum amount available for a loan is fifty percent (50%) of the eligible account balances to a maximum of $50,000. The amount used to secure a loan is 50% of the eligible account balances.

         Certain amounts in the 1991 and 1992 financial statements have been reclassified to conform to the 1993 presentation.

Note J - Pending Merger of Plan Sponsor's Parent:

         Energy, its parent PSI Resources, Inc., and The Cincinnati Gas
         & Electric Company entered into an Agreement and Plan of Reorganization dated as of December 11, 1992, which was subsequently amended and restated on July 2, 1993, and as of September 10, 1993 (as amended and restated, the "Merger Agreement"). Under the Merger Agreement, PSI Resources, Inc. will be merged with and into a newly formed corporation named CINergy Corp. and a subsidiary of CINergy Corp. will be merged with and into The Cincinnati Gas & Electric Company (collectively referred to as the "Mergers"). Pursuant to the Mergers, each share of PSI Resources, Inc. common stock in the Stock Fund will be converted into CINergy Corp. common stock based on the exchange ratio provided for in the Merger Agreement. There will be no other immediate effects on the Plan due to the Mergers.

                                                           Schedule I

                        PSI ENERGY, INC.
                 EMPLOYEES' 401(k) SAVINGS PLAN
                         EIN 35-0594457
                            PLAN 102
   ITEM 27a - SCHEDULE OF ASSETS HELD FOR INVESTMENT PURPOSES
                        DECEMBER 31, 1993

          Column A              Column B     Column C        Column D

                                                           Approximate
                                                           Market Value

         Investment              Shares       Cost         Amount      %
Aggressive Equity Fund

     Fidelity Magellan Fund   234,923.314  $14,875,294  $16,644,317   27.3


Conservative Equity Fund

     Fidelity Equity-
       Income Fund            237,340.406    6,563,352    8,031,599   13.2


Balanced Fund

     Fidelity Asset Manager
       Fund                   172,990.539    2,478,468    2,664,054    4.4


Bond Fund

     Fidelity U.S. Bond
       Index Fund              86,126.694      947,484      947,394    1.6


Money Market Fund

     Fidelity Retirement
       Money Market                  -       7,093,553    7,093,553   11.6


Stock Fund

     PSI Resources, Inc.
       Common Stock,
       Without Par Value      901,386.650   16,598,359   23,886,746   39.2


Participant Loan Fund                -       1,647,447    1,647,447    2.7


TOTAL INVESTMENTS                          $50,203,957  $60,915,110  100.0
/TABLE

                                                           Schedule I

                        PSI ENERGY, INC.
                 EMPLOYEES' 401(k) SAVINGS PLAN
                         EIN 35-0594457
                            PLAN 102
   ITEM 27a - SCHEDULE OF ASSETS HELD FOR INVESTMENT PURPOSES
                        DECEMBER 31, 1992

          Column A              Column B     Column C        Column D

                                                           Approximate
                                                           Market Value

         Investment              Shares       Cost         Amount      %
Aggressive Equity Fund

     Fidelity Magellan Fund   178,598.264  $10,841,799  $11,253,476   26.7


Conservative Equity Fund

     Fidelity Equity-
       Income Fund            185,588.983    4,827,275    5,383,936   12.8


Bond Fund

     Fidelity U.S. Bond
       Index Fund              53,204.521      579,264      572,481    1.4


Money Market Fund

     Fidelity Retirement
       Money Market                  -       6,721,339    6,721,339   16.0


Income Fund

     Fidelity Group -
       Guaranteed Investment
       Contract 1/                   -       1,897,125    1,897,125    4.5

Stock Fund

     PSI Resources, Inc.
       Common Stock,
       Without Par Value      743,843.342   12,679,696   14,876,867   35.3


Participant Loan Fund                -       1,393,631    1,393,631    3.3


TOTAL INVESTMENTS                          $38,940,129  $42,098,855  100.0

1/  This contract expired December 31, 1992.  Funds were transferred to
    Fidelity's Retirement Money Market in January 1993.
/TABLE

                                                                                          Schedule II

                                     PSI ENERGY, INC.
                              EMPLOYEES' 401(k) SAVINGS PLAN
                                      EIN 35-0594457
                                         PLAN 102
                       ITEM 27d SCHEDULE OF REPORTABLE TRANSACTIONS
                           FOR THE YEAR ENDED DECEMBER 31, 1993

                                                                                  Current Value       Net
                            Number of    Purchase      Sale       Book Value      of Asset on      Realized
                          Transactions    Price      Proceeds   of Asset Sold  Transaction Date  Gain/(Loss)
Purchases
  Stock Fund                    69      $4,599,526  $     -       $     -         $4,599,526       $   -
  Aggressive Equity Fund       143       4,911,877        -             -          4,911,877           -
  Conservative Equity Fund     142       2,160,436        -             -          2,160,436           -
  Balanced Fund                159       2,545,311        -             -          2,545,311           -
  Money Market Fund            170       3,559,237        -             -          3,559,237           -

Sales
  Stock Fund                    44            -        951,324       680,863         951,324        270,461
  Aggressive Equity Fund        70            -        974,716       878,382         974,716         96,334
  Conservative Equity Fund      68            -        500,050       424,358         500,050         75,692
  Balanced Fund                 22            -         70,258        66,843          70,258          3,415
  Money Market Fund            174            -      3,187,024     3,187,024       3,187,024           -

/TABLE

                                                       EXHIBIT 1









            CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS




          As independent public accountants, we hereby consent to the incorporation of our report included in this Form 11-K into PSI Resources, Inc.'s previously filed Registration Statement File Nos. 33-28820, 33-29407, 33-34456, 33-56882, and 33-51255.




ARTHUR ANDERSEN & CO.
Indianapolis, Indiana,
April 28, 1994.